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                                                                     EXHIBIT 4-C


NUMBER                             TRUSERV                                SHARES
                                 CORPORATION





              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                              CLASS A COMMON STOCK

"Individual Members of TruServ Corporation, not as joint tenants, tenants-in-common, tenants by their entireties or any other tenancy with other Member, but as individual, divided and separate owners of that portion hereof as appears on the books and records of TruServ Corporation; this bulk security having been issued for convenience only and without intention to affect any Member's individual ownership of his portion hereof."

THIS CERTIFIES THAT                 VOID                         IS THE OWNER OF
                    ____________________________________________

_______________________________________________________________________________

            full paid and non-assessable share of the par value of
                    $100 each of the Class A Common Stock of

                              TRUSERV CORPORATION

            transferable on the books of the Company in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

     A description of each class of stock and a statement of the designations and the powers, preferences and rights of the classes of stock, and the qualifications, limitations or restrictions thereof, as set forth in the Certificate of Incorporation, and the By-Laws of the Company, appear on the back hereof. This certificate and the shares represented thereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the By-Laws, and the holder hereof by accepting this certificate expressly assents thereto and is bound thereby. The shares represented hereby, and any distributions thereon, are subject to lien as described on the reverse hereof.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Company, this _________ day of ___________________, A.D. 20______.


          VOID                                                    VOID
_________________________                             __________________________
               SECRETARY                                          VICE PRESIDENT


(C) GOES 860                                                     LITHO IN U.S.A.
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                 EXCERPT FROM THE CERTIFICATE OF INCORPORATION

FOURTH. The total number of shares of all classes of Common Stock which this Corporation shall have the authority to issue is 4,750,000, consisting of:

     750,000 shares of Class A Common Stock, $100 par value; and

     4,000,000 shares of Class B Common Stock, $100 par value.

The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

     1. Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     2. Except as hereinabove provided with respect to voting rights, neither of the two classes of common stock shall be entitled to any preference or priority over the other. No dividend shall be declared or paid unless at the same rate per share on both classes of common stock at the same time, and in the event of the dissolution, liquidation or winding up of the Corporation, the shares of Class A Common Stock and Class B Common Stock shall be entitled to the same amounts per share without preference or priority of one class over the other.

     3. The Corporation shall have a lien upon the shares of Class A Common Stock and Class B Common Stock registered in the name of any stockholder and upon any dividends payable on such shares, to secure the payment of any indebtedness due to the Corporation from such stockholder. The Corporation shall not be required to transfer upon its records the shares of Class A Common Stock or Class B Common Stock of such stockholder or to pay any dividends declared on any such shares until such indebtedness shall have been fully paid, and the Corporation shall have the right to apply the dividends declared from time to time upon the stock of such stockholder to the liquidation, in whole or in part, of the said indebtedness. If the Corporation shall exercise its option as hereinafter in these articles provided to repurchase shares of Class A Common Stock or Class B Common Stock owned by a stockholder who is then indebted to the Corporation, it shall have the right to offset the stockholder's indebtedness against the purchase price of such shares.

     4. The number of shares of Class A Common Stock which shall comprise a unit of ownership shall be fixed from time to time by the Board of Directors or in the By-Laws. No shares of Class B Common Stock shall be issued or sold except to persons who are, at the time of such issuance, holders of shares of Class A Common Stock.

     5. No holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

     6. Whenever, for any reason, any stockholder shall desire to dispose of any shares of Class A Common Stock or Class B Common Stock of the Corporation (whether by sale, transfer, assignment, gift or in any other manner), or whenever any stockholder shall die or shall suffer any other event by which any of such shares are voluntarily or involuntarily transferred by operation of law or otherwise, the Corporation shall have an option to purchase all shares of Class A Common Stock and Class B Common Stock owned by such stockholder, at the price, and upon the conditions, hereinafter stated. Such option may be exercised by the Corporation at any time within ninety (90) days following the date upon which the Corporation receives from the stockholder written notice of such stockholder's desire to dispose of any of the shares owned by the stockholder or within ninety (90) days following the receipt by the Corporation, from any party in interest, of written notice of the death of the stockholder or other fact giving rise to voluntary or involuntary transfer of any of the shares. The price to be paid by the Corporation upon exercise of its option to purchase such shares shall be an amount equal to the par value thereof; such purchase shall proceed upon such other terms and conditions as may be specified in the By-Laws.

     Any disposition or attempted disposition of the shares of Class A Common Stock or Class B Common Stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option for the purchase of said shares as hereinbefore provided and shall have failed to exercise its option within the time limited.

     Nothing hereinbefore contained shall restrict the right of any stockholder:

     (a) to pledge (or otherwise subject to a lien) any of the shares of Class A Common Stock or Class B Common Stock of the Corporation in a bona fide transaction as security for a debt or other obligation of the stockholder, or affect the rights which the pledgee or lienholder would otherwise have with respect to said shares; provided, however, that if the pledge or lien shall be foreclosed and the stockholder shall cease to be the owner of said shares, such foreclosure shall be deemed to be an involuntary transfer of the shares and the Corporation shall thereupon have the option to purchase the shares hereinabove provided which shall be exercisable within ninety (90) days after receipt of written notice of the fact of foreclosure; or

     (b) to sell or otherwise dispose of all or any part of the shares of Class B Common Stock (but not of Class A Common Stock) to a person who is then a holder of shares of Class A Common Stock of the Corporation.

     Should the Corporation fail or decline to exercise its option and disposition be consummated, the stock shall be subject to all and the same rights and restrictions (including, without limitation, the option set forth herein and any call or similar rights of the Corporation as may be set forth herein, in the By-Laws or elsewhere) in the hands of the new holder as in the hands of the former holder.

     7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time. Without limiting the generality of the preceding sentence of this Paragraph 7 of ARTICLE FOURTH or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

     8. As used in these articles, the term "person" shall mean and include any individual, group or association of individuals however organized, corporation, and any other natural or artificial entity. The term "stockholder" shall mean any person, so defined, who is a stockholder of the Corporation.

                            EXCERPT FROM THE BY-LAWS
                                  ARTICLE VII

SECTION 6. REDEMPTION OF STOCK.

     (a) TERMINATION REDEMPTION. Upon termination of a Member Agreement (as referred to in Article VIII hereof) for any reason whatsoever, the stockholder shall sell to the Corporation and the Corporation shall redeem from the stockholder all of its stockholder's capital stock in the Corporation for the par value thereof upon the terms and conditions set forth in section 7 of this
Article VII.

     (b) OPTIONAL REDEMPTION.

          (i) Whenever the Board of Directors shall by the affirmative vote of two-thirds or more of the directors then in office decide that it is in the best interests of the Corporation that any stockholder shall cease to be associated with the Corporation in that capacity, the Corporation shall have the right, upon written demand addressed to such stockholder at the address as shown on the books of the Corporation, to purchase all (but not less than all) of such stockholder's capital stock in the Corporation for the par value thereof upon the terms and conditions set forth in section 7 of this Article VII.

          (ii) The Corporation shall, in the discretion of management, have the right to purchase, in cash at par value, all or any portion of outstanding shares of capital stock of the Corporation which are in excess of the number of shares required to be held by a stockholder or which are distributed as non-qualified written notices of allocation. Upon the effective date of the exercise of an option to purchase any stock redeemed pursuant to this section 6(b)(ii), the stock redeemed shall be deemed to be and shall be and become the property of this Corporation; from and after such date all rights and privileges incident to the ownership of the shares shall cease, except only the right to receive the purchase price, without interest, and subject to the Corporation's liens and right of setoff.

     (c) NOTICE OF REPURCHASE RIGHTS. The right or obligation of purchase or redemption hereby reserved to the Corporation may be stated in the subscription agreement under which the Corporation's stock is sold, in the Member Agreement and on any stock certificates.

     (d) REPURCHASE RIGHTS NOT EXCLUSIVE. The right or obligation of purchase or redemption provided for in this section 6 of Article VII of the By-Laws is in addition to, and not in derogation of, the rights reserved to the Corporation by the provisions of Article Fourth of the Certificate of Incorporation and any other rights to repurchase, redeem or otherwise acquire its stock that the Corporation may now have or ever obtain.

     SECTION 7. MECHANICS, TERMS AND CONDITIONS OF REDEMPTION. Any purchase or redemption of shares of stock of this Corporation made pursuant to section 6(a) and 6(b)(i) of these By-Laws or the Certificate of Incorporation, unless expressly provided otherwise, shall proceed as follows:

     (a) TERMINATION OF RIGHTS AND PRIVILEGES AS STOCKHOLDER. Upon the effective date of the termination of a Member Agreement or upon the date of exercise of any option to repurchase or redeem stock under section 6(b)(i) or upon such other date set by these By-Laws, the Certificate of Incorporation, or the Member and this Corporation, whichever shall be appropriate in the circumstances, all of this Corporation's stock owned by such stockholder (hereinafter referred to as "Terminated Stockholder") shall be deemed to be and shall be and become the property of this Corporation; from and after such date all rights and privileges incident to the ownership of the shares (including but not limited to the right to dividends thereon) shall cease, except only the right to receive the purchase price (as hereinafter provided) plus a sum equal to any dividends declared but unpaid at said date and accrued Patronage Dividends for the relevant year or portion thereof (to be paid in the manner provided for payment of all Patronage Dividends) all without interest and subject to the Corporation's liens and right of setoff. The Terminated Stockholder shall promptly remit any certificates duly endorsed in blank or with stock powers.

     (b) PAYMENT OF REDEMPTION PRICE. Immediately upon receipt of properly endorsed certificates representing all of a Terminated Stockholder's stock of the Corporation, the Corporation shall remit the redemption price to the Terminated Stockholder in the following manner:

          (i) Cash equal to the par value of Terminated Stockholder's Class A Common Stock reduced by the amount of any lien or setoff to which the Corporation may be entitled;

          (ii) Cash equal to the par value of that portion, if any, of Terminated Stockholder's Class B Common Stock which has been designated by the Corporation as "non-qualified" B Common Stock reduced by the amount of any lien or setoff to which the Corporation may be entitled; and

          (iii) A note in face amount equal to the par value of Terminated Stockholder's remaining Class B Common Stock. The note shall be payable in five
(5) equal annual installments of principal, the first of which shall be due on the December 31 next following termination of the Terminated Stockholder's rights and privileges as a stockholder (as provided in section 7(a) of this Article VII) and shall bear a fixed rate of interest, payable with the installments of principal, from the date of the note at a rate equal to the United States Treasury five (5) year notes plus one percent (1%), as determined on the first business day of the calendar year in which termination occurs. The note shall be dated as of the date upon which the Terminated Stockholder's rights as a stockholder terminated (as provided in section 7(a) of this Article
VII) and shall be subject to any lien or right of setoff to which the Corporation may be entitled.

     (c) AVAILABILITY OF FUNDS. Notwithstanding anything to the contrary expressed or implied herein, should the Board of Directors in its discretion determine that the funds of the Corporation available for such purpose are insufficient for immediate payment of all or any part of the redemption price in light of the Corporation's legal or business requirements, or that immediate payment of all or any part of the redemption price is otherwise not in the best interests of the Corporation, the Corporation may delay (without interest) the payment of all or any part of the redemption price (including the issuance of any promissory note) until such time as the Board of Directors determines that sufficient funds are available for such purpose and that it is otherwise in the Corporation's best interests to recommence payments for such purpose, at which time the Corporation shall pay to those entitled thereto, in the chronological order in which such payments were delayed starting with those whose payment has been longest delayed and continuing until sufficient funds are no longer available, or through another equitable manner determined by the Board of Directors, the unpaid redemption price in accordance with Section 7(b), except that any promissory note shall be dated the date of its issuance.

     (d) HARDSHIP. Notwithstanding the provisions of Paragraph 7(b) of this
Article VII, the Board of Directors in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause payment in cash for all or part of the redemption price which would otherwise be paid by a note if the Board of Directors determines that the prescribed method of payment imposes an undue hardship upon the Terminated Stockholder. The Board of Directors may implement this provision by delegating authority to an officer or officers.

     SECTION 8. LIEN ON STOCK AND NOTES. The Corporation shall have a lien on, and a right of setoff against, any stock or notes, including those issued as Patronage Dividend and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall patronage dividend payable in any year for such indebtedness of the stockholder to the Corporation as may, for whatever cause, exist. In the event that the Corporation initiates proceedings to recover amounts due it by the stockholder, the Corporation shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees.

     For value received, _________________ hereby sell, assign and transfer unto

________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS)

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________________ attorney to transfer the same on the books of the within-named Company, with full power of substitution in the premises.

Dated ___________________________

In Presence of _________________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

A 23168